EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Christopher White (Media)
January 28, 2011	678-254-7442

AirTran Holdings, Inc. Reports Net Income of $38.5 Million for 2010

- Operational Excellence Leads to #1 Ranking in The Wall Street Journal’s Annual Airline Scorecard-
-Company Continues Strong Financial and Operational Performance in Anticipation of
Merger With Southwest Airlines-

ORLANDO, Fla., (January 28, 2011) -- AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today reported net income of $38.5 million or $0.26 per diluted share on revenue of $2.6 billion for the full year 2010. With today’s announcement, AirTran has reported profits for eight of the past nine years.  For the fourth quarter of 2010, the Company recorded net income of $1.9 million or $0.01 per diluted share on revenue of $645.5 million.

“What we accomplished in 2010 should be a great source of pride for our 8,500 dedicated Crew Members,” said Bob Fornaro, AirTran Airways’ chairman, president and chief executive officer. “Most significantly, during 2010 we hit the ball out of the park with our outstanding operational performance and customer service. We also entered into a seven-year lease for expanded facilities at Hartsfield-Jackson Atlanta International Airport and completed a five-year agreement with our pilots. As we look forward to our pending acquisition by Southwest Airlines in 2011, our airline is in the best operational shape ever.  We are very well positioned for the next chapter of our exciting history.”

2010 marks the third consecutive year AirTran Airways has been recognized for its outstanding operational performance as the number one low-cost carrier in the prestigious Airline Quality Rating (www.aqr.aero) and the sixth consecutive year the airline has been ranked in the top three among major U.S. airlines in this highly-regarded, objective ranking.

During 2010, AirTran agreed to be acquired by Southwest Airlines, the largest low-cost airline in the U.S. The proposed acquisition is subject to customary shareholder and regulatory approvals and if approved, the acquisition of AirTran by Southwest Airlines is expected to occur in the second quarter of 2011.

2010 Accomplishments

In addition to securing a mutually-beneficial agreement with its pilots and solidifying its long-term future at the world’s busiest airport, Hartsfield-Jackson Atlanta International Airport, AirTran Airways continued its industry leading operational performance in 2010. Recognition of this customer service excellence culminated in the number one ranking in The Wall Street Journal’s annual airline scorecard.

The 2010 performance of AirTran Airways’ operation led the industry and was the best in the airline’s history. AirTran Airways was among industry leaders with 82.7 percent of flights arriving on-time, the airline completed 98.9 percent of its flights and continued its industry leading baggage handling performance with a new record low mishandled baggage rate of less than two bags per one thousand passengers.

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AirTran Reports Net Income of $38.5 Million for 2010
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In addition to these operational milestones, AirTran Airways' traffic increased 5.3 percent to more than 19.5 billion revenue passenger miles on a 3.3 percent rise in available seat miles during the year. The airline's load factor increased 1.6 points to 81.4 percent, and the number of enplaned passengers increased 3 percent to 24.7 million. Each of these metrics represents all-time records for the airline.

The Company ended the year with over $450 million in unrestricted cash and investments. During the year, AirTran also reduced its debt by more than $222 million, including the repurchase of over $90 million in convertible notes.

2010 Financial Performance

During 2010, AirTran reported operating income of $128.2 million, net income of $38.5 million, and diluted earnings per common share of $0.26. AirTran’s 2010 operating income decreased by $48.8 million compared to 2009 largely due to the unfavorable impact of a 24.6 percent increase in our average cost of jet fuel per gallon.

For the year, total operating revenue increased $277.7 million to $2.6 billion. The increase in total operating revenue was driven by a 3.3 percent increase in capacity and an 8.3 percent increase in total revenue per available seat mile to 10.88 cents. The increase in AirTran Airways’ average cost of jet fuel per gallon resulted in a $171.6 million rise in our aircraft fuel expenses during 2010.

During the fourth quarter of 2010, AirTran reported net income of $1.9 million and diluted earnings per common share of $0.01. Fourth quarter 2010 operating income decreased by $25.9 million compared to the fourth quarter of 2009 largely due to the unfavorable impact of a 17.2 percent increase in our average cost of jet fuel per gallon.

For the fourth quarter of 2010, total operating revenue increased $47.1 million to $645.5 million. The increase in total operating revenue was driven by a 0.9 percent increase in capacity and a 6.9 percent increase in total revenue per available seat mile to 11.04 cents. The increase in the airline’s average cost of jet fuel per gallon resulted in a $33.4 million increase in our aircraft fuel expense during the fourth quarter of 2010.

AirTran’s fourth quarter 2010 operating results were also adversely impacted by the $21.6 million aggregate of the following: $4.4 million due to unusually severe winter weather; $1.3 million one-time and $3 million ongoing expenses related to the collective bargaining agreement with the pilots which became effective on December 1, 2010, and $12.9 million of legal fees and other expenses incurred in connection with both the proposed acquisition of AirTran by Southwest and certain litigation.

Other AirTran Airways Highlights:
Other highlights of AirTran Airways' accomplishments in 2010 and to date include:

●	Received the prestigious Market Leadership Award from leading industry publication Air Transport World and was selected Best Value Airline by SmarterTravel.

●	Opened pilot bases in Milwaukee and Orlando and a flight attendant base in Orlando to support increased flying in these markets and greater crew scheduling efficiency.

●	Became Milwaukee's busiest carrier as measured by market share.

●	Transitioned to a new, state-of-the-art System Operations Control Center in Orlando.

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AirTran Reports Net Income of $38.5 Million for 2010
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Highlights Cont.:

●
In addition to the pilot contract, successfully ratified collective bargaining agreements with Teamsters Local 528 and Transport Workers Union which represent mechanics and related Crew Members and flight dispatchers respectively.

●	Unveiled Brewers 1 and Harry Potter 1, special livery aircraft to celebrate our strategic partnerships with the Milwaukee Brewers and Universal Orlando.

●	Continued to build and expand our network, including announcing service to two new international markets, Bermuda and Punta Cana, Dominican Republic.

●	Received the FAA's prestigious Aviation Maintenance Technician (AMT) Diamond Award of Excellence for the 14th consecutive year.

AirTran Airways, a subsidiary of AirTran Holdings, Inc. is a Fortune 1000 company and has been ranked the number one low-cost carrier in the Airline Quality Rating study for the past three years.  AirTran is the only major airline with Gogo Inflight Internet on every flight and offers coast-to-coast service on North America's newest all-Boeing fleet. Our low-cost, high-quality product also includes assigned seating, Business Class, and complimentary XM Satellite Radio on every flight. To book a flight, visit www.airtran.com.

Editor's note: Statements regarding the Company's operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2009. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

Important Information for Investors and Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval and relates to a proposed merger of AirTran Holdings, Inc. ("AirTran") with Southwest Airlines, Inc. ("Southwest"). The merger agreement will be submitted to the Shareholders of AirTran for their consideration and to solicit their approval of the merger agreement and the transactions contemplated thereby.  Southwest will file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4 that will include a definitive proxy statement of AirTran that also constitutes a prospectus of Southwest.  AirTran and Southwest also plan to file other documents with the SEC regarding the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF AIRTRAN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and Shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about AirTran and Southwest, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by AirTran will be available free of charge on AirTran's website at www.airtran.com under the tab "About AirTran" then under the tab "Investor Relations" or by contacting AirTran's Investor Relations Department at (407) 318-5187.  Copies of the documents filed with the SEC by Southwest will be available free of charge on Southwest's website at www.southwest.com under the tab "Investor Relations" or by contacting Southwest's Investor Relations Department at (214) 792-4415.

AirTran, Southwest and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Shareholders of AirTran in connection with the proposed transaction.  Information about the directors and executive officers of AirTran is set forth in its proxy statement for its 2010 annual meeting of Shareholders, which was filed with the SEC on April 2, 2010.  Information about the directors and executive officers of Southwest is set forth in its proxy statement for its 2010 annual meeting of Shareholders, which was filed with the SEC on April 16, 2010.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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AirTran Reports Net Income of $38.5 Million for 2010
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Cautionary Statement Regarding Forward-Looking Statements
This communication contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect AirTran's and Southwest's current beliefs, expectations or intentions regarding future events.  Words such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursue," "target," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, AirTran's and Southwest's expectations with respect to the synergies, costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; the combined company's plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by Shareholders and by governmental regulatory authorities; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of AirTran and Southwest and are difficult to predict.  Examples of such risks and uncertainties include, but are not limited to, (1) the possibility that the proposed transaction is delayed or does not close, including the failure to receive AirTran's required stockholder approval or required regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure of other closing conditions, and (2) the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, because of, among other things, significant volatility in the cost of aircraft fuel, the significant capital commitments of AirTran and Southwest, the impact of labor relations, global economic conditions, fluctuations in exchange rates, competitive actions taken by other airlines, terrorist attacks, natural disasters, difficulties in integrating the two airlines, the willingness of customers to travel by air, actions taken or conditions imposed by the U.S. and foreign governments or other regulatory matters, excessive taxation, further industry consolidation and changes in airlines alliances, the availability and cost of insurance and public health threats.

AirTran and Southwest caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in AirTran's and Southwest's most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings.  All subsequent written and oral forward-looking statements concerning AirTran, Southwest, the proposed transaction or other matters and attributable to AirTran or Southwest or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Neither AirTran nor Southwest undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.
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* Attached: Consolidated Statements of Income*

AirTran Holdings, Inc.
Consolidated Statements of Income
(In thousands, except per share data and statistical summary)
(Unaudited)

	Three months ended December 31,				Percent
	2010		2009		Change
Operating Revenues:
Passenger	$576,477		$536,458		7.5
Other	69,063		61,974		11.4
Total operating revenues	645,540		598,432		7.9
Operating Expenses:
Aircraft fuel	227,374		195,827		16.1
Salaries, wages and benefits	136,197		124,739		9.2
Aircraft rent	60,671		60,615		0.1
Maintenance, materials and repairs	57,433		52,968		8.4
Distribution	26,763		24,148		10.8
Landing fees and other rents	36,796		36,034		2.1
Aircraft insurance and security services	5,894		5,289		11.4
Marketing and advertising	10,246		7,150		43.3
Depreciation and amortization	14,899		14,751		1.0
Loss on asset dispositions	—		109		—
Other operating	69,021		50,698		36.1
Total operating expenses	645,294		572,328		12.7
Operating Income	246		26,104		(99.1)
Other (Income) Expense:
Interest income	(349)		(490)		(28.8)
Interest expense	17,228		22,899		(24.8)
Capitalized interest	(632)		(448)		41.1
Net (gains) losses on derivative financial instruments	(20,268)		(12,680)		59.8
Other (income) expense, net	(4,021)		9,281		—
Income Before Income Taxes	4,267		16,823		(74.6)
Income tax expense (benefit)	2,342		(268)		—
Net Income	$1,925		$17,091		(88.7)
Earnings per Common Share
Basic	$0.01		$0.13		(92.3)
Diluted	$0.01		$0.11		(90.9)
Weighted-average Shares Outstanding
Basic	135,564		133,909		1.2
Diluted	136,754		168,602		(18.9)

Operating margin	—	percent	4.4	percent	(4.4	) pts.
Net margin	0.3	percent	2.9	percent	(2.6	) pts.

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	Three Months Ended December 31,				Percent
	2010		2009		Change
Fourth Quarter Statistical Summary:
Revenue passengers	6,121,134		5,911,553		3.5
Revenue passenger miles (RPM) (000s)	4,714,261		4,511,080		4.5
Available seat miles (ASM) (000s)	5,847,839		5,795,856		0.9
Passenger load factor	80.6	percent	77.8	percent	2.8	pts.
Departures	62,548		63,118		(0.9)
Average aircraft stage length (miles)	745		733		1.6
Average fare (excluding transportation taxes)	$94.18		$90.75		3.8
Average yield per RPM	12.23	cents	11.89	cents	2.9
Passenger revenue per ASM	9.86	cents	9.26	cents	6.5
Total revenue per ASM	11.04	cents	10.33	cents	6.9
Operating cost per ASM	11.03	cents	9.87	cents	11.8
Non-fuel operating cost per ASM (1)	7.15	cents	6.50	cents	10.0
Average cost of aircraft fuel per gallon (2)	$2.52		$2.15		17.2
Gallons of fuel burned (000s)	90,265		90,951		(0.8)
Operating aircraft in fleet at end of period	138		138		—
Average daily aircraft utilization (hours)	10.7		10.8		(0.9)
Full-time equivalent employees at end of period	7,992		7,844		1.9

(1)Total operating expenses less aircraft fuel expense divided by ASMs. Non-fuel operating cost per ASM (non-fuel CASM) is a measure of unit operating costs, which is not determined in accordance with generally accepted accounting principles. Both the cost and availability of fuel are subject to many factors which are out of our control; therefore, we believe that non-fuel CASM provides a useful measure of an airline’s unit operating expense which facilitates an understanding of operating costs over time.

(2) Includes taxes and intoplane fees.

AirTran Holdings, Inc.
Consolidated Statements of Income
(In thousands, except per share data and statistical summary)
(Unaudited)

	Twelve months ended December 31,				Percent
	2010		2009		Change
Operating Revenues:
Passenger	$2,354,954		$2,088,965		12.7
Other	264,218		252,477		4.7
Total operating revenues	2,619,172		2,341,442		11.9
Operating Expenses:
Aircraft fuel	867,538		678,835		27.8
Salaries, wages and benefits	528,521		488,366		8.2
Aircraft rent	242,393		242,236		0.1
Maintenance, materials and repairs	233,591		198,852		17.5
Distribution	109,104		94,688		15.2
Landing fees and other rents	152,403		144,756		5.3
Aircraft insurance and security services	23,545		21,045		11.9
Marketing and advertising	36,579		38,097		(4.0)
Depreciation and amortization	59,958		56,871		5.4
Gain on asset dispositions	—		(2,964)		—
Other operating	237,349		203,650		16.5
Total operating expenses	2,490,981		2,164,432		15.1
Operating Income	128,191		177,010		(27.6)
Other (Income) Expense:
Interest income	(2,011)		(5,702)		(64.7)
Interest expense	80,825		83,967		(3.7)
Capitalized interest	(2,055)		(1,692)		21.5
Net (gains) losses on derivative financial instruments	(8,412)		(30,624)		(72.5)
Gain on extinguishment of debt	—		(4,278)		—
Other (income) expense, net	68,347		41,671		64.0
Income Before Income Taxes	59,844		135,339		(55.8)
Income tax expense	21,301		677		—
Net Income	$38,543		$134,662		(71.4)
Earnings per Common Share
Basic	$0.28		$1.09		(74.3)
Diluted	$0.26		$0.95		(72.6)
Weighted-average Shares Outstanding
Basic	135,340		123,624		9.5
Diluted	172,939		146,891		17.7

Operating margin	4.9	percent	7.6	percent	(2.7	) pts.
Net margin	1.5	percent	5.8	percent	(4.3	) pts.

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	Twelve Months Ended December 31,				Percent
	2010		2009		Change
Twelve Month Statistical Summary:
Revenue passengers	24,721,226		23,997,810		3.0
Revenue passenger miles (RPM) (000s)	19,577,674		18,588,036		5.3
Available seat miles (ASM) (000s)	24,062,434		23,294,117		3.3
Passenger load factor	81.4	percent	79.8	percent	1.6	pts.
Departures	252,663		251,694		0.4
Average aircraft stage length (miles)	758		738		2.7
Average fare (excluding transportation taxes)	$95.26		$87.05		9.4
Average yield per RPM	12.03	cents	11.24	cents	7.0
Passenger revenue per ASM	9.79	cents	8.97	cents	9.1
Total revenue per ASM	10.88	cents	10.05	cents	8.3
Operating cost per ASM	10.35	cents	9.29	cents	11.4
Non-fuel operating cost per ASM (1)	6.75	cents	6.38	cents	5.8
Average cost of aircraft fuel per gallon (2)	$2.33		$1.87		24.6
Gallons of fuel burned (000s)	372,945		363,215		2.7
Operating aircraft in fleet at end of period	138		138		—
Average daily aircraft utilization (hours)	11.0		11.0		—
Full-time equivalent employees at end of period	7,992		7,844		1.9

(1)Total operating expenses less aircraft fuel expense divided by ASMs. Non-fuel operating cost per ASM (non-fuel CASM) is a measure of unit operating costs which is not determined in accordance with generally accepted accounting principles. Both the cost and availability of fuel are subject to many factors which are out of our control; therefore, we believe that non-fuel CASM provides a useful measure of an airline’s unit operating expense which facilitates an understanding of operating costs over time.

(2) Includes taxes and intoplane fees.